Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

Gulf Resources, Inc.
No. 99, Wenchang Road
Chenming Industrial Park
Shouguang City
Shandong
China

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 2, 2010, relating to the consolidated financial statements of Gulf Resources, Inc. as of and for the year ended December 31, 2009, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

BDO Limited
Hong Kong

April 29, 2010